Exhibit 34.1

[KPMG LLP Letterhead]
Report of Independent Registered Public Accounting Firm

The Board of Directors
Citibank (South Dakota), National Association:

We have examined management’s assessment, included in the accompanying Management’s Report on Assessment of Compliance with Applicable Servicing Criteria, that Citibank (South Dakota), National Association (the "Company") complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB for all asset-backed securities transactions conducted by the Citibank Credit Card Issuance Trust that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 where the related asset-backed securities were outstanding during the year ending December 31, 2006 (the "Platform"), except for servicing criteria 1122 (d)(1)(iii), 1122 (d)(2)(iii), 1122 (d)(2)(vi), 1122 (d)(4)(x), 1122 (d)(4)(xi), 1122 (d)(4)(xii), and 1122 (d)(4)(xiii), which the Company has determined are not applicable to the activities it performs with respect to the Platform, as of and for the year ended December 31, 2006. Appendix 1 to the Management’s Report on Assessment of Compliance with Applicable Servicing Criteria identifies the individual asset-backed transactions and securities defined by management as constituting the Platform. Management is responsible for the Company’s compliance with those servicing criteria. Our responsibility is to express an opinion on management’s assertion about the Company’s compliance based on our examination.

Our examination was conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company’s compliance with the servicing criteria specified above and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset-backed transactions and securities that comprise the Platform, testing of less than all of the servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company’s compliance with the servicing criteria.

As described in management’s assertion included in the accompanying Management’s Report on Assessment of Compliance with Applicable Servicing Criteria, for servicing criteria 1122 (d)(2)(ii), 1122 (d)(3)(ii), 1122(d)(3)(iii), and 1122(d)(3)(iv), a vendor has participated in the activities required by these servicing criteria. The Company has determined that this vendor is not considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the Company has elected to take responsibility for assessing compliance with the servicing criteria applicable to the vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations ("Interpretation 17.06").  As permitted by Interpretation 17.06, the Company has asserted that it has policies and procedures in place designed to provide reasonable assurance that the vendor’s activities comply in all material respects with the servicing criteria applicable to the vendor. The Company is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendor and related criteria as described in its assertion, and we performed no procedures with respect to the Company’s eligibility to apply Interpretation 17.06.

In our opinion, management’s assessment that the Company complied with the aforementioned servicing criteria, including servicing criteria 1122 (d)(2)(ii), 1122 (d)(3)(ii), 1122(d)(3)(iii), and 1122(d)(3)(iv) for which compliance is partly determined based on Interpretation 17.06 as described above, as of and for the year ended December 31, 2006 is fairly stated, in all material respects.

/s/ KPMG LLP

New York, New York
March 22, 2007

Management’s Report on Assessment of
Compliance with Applicable Servicing Criteria

1.
Citibank (South Dakota), National Association ("CBSD") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB as of and for the 12-month period ending December 31, 2006 (the "Reporting Period") in connection with the servicing activities it performs with respect to the transactions covered by this report. The transactions covered by this report include all asset-backed securities transactions conducted by Citibank Credit Card Issuance Trust ("CCCIT") that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 where the related asset-backed securities were outstanding during the Reporting Period (the "Platform"), as listed in Appendix 1.

2.
CBSD used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess compliance with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period, except for criteria 1122(d)(1)(iii), 1122(d)(2)(iii), 1122(d)(2)(vi), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii) and 1122(d)(4)(xiii), which CBSD has determined are not applicable to the activities it performs with respect to the Platform.

3.
Citibank N.A. ("CBNA"), an affiliate of CBSD, is the paying agent of the classes of asset-backed securities listed on Appendix 1. CBNA has performed specific and limited activities with respect to the Platform. CBSD has determined that CBNA is not considered a "servicer" as defined in Item 1101(j) of Regulation AB, and CBSD elects to take responsibility for assessing compliance with the servicing criteria applicable to CBNA’s activities, which criteria are those portions of Items 1122(d)(2)(ii), 1122(d)(3)(ii), 1122(d)(3)(iii) and 1122(d)(3)(iv) of Regulation AB that relate to disbursements to investors. CBSD has policies and procedures in place designed to provide reasonable assurance that CBNA’s activities comply in all material respects with the servicing criteria applicable to CBNA.

4.	CBSD has complied, in all material respects, with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole.

5.
CBSD has not identified and is not aware of any material instance of noncompliance by CBNA with the servicing criteria applicable to CBNA’s activities as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole.

6.
CBSD has not identified any material deficiency in its policies and procedures to monitor the compliance by CBNA with the servicing criteria applicable to it for the Reporting Period with respect to the Platform taken as a whole.

7.
KPMG LLP, a registered public accounting firm, has issued an attestation report dated the date hereof on CBSD’s assessment of compliance with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period.

Date: March 22, 2007

/s/ Douglas C. Morrison
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Douglas C. Morrison
Vice President and Chief Financial Officer
Citibank (South Dakota), National Association

Appendix 1 to Management’s Report

Citibank Credit Card Issuance Trust

Classes of Notes of the Citiseries registered with the SEC pursuant to the Securities Act of 1933 and Outstanding during calendar year 2006

Class A	Class B

2000-A3	2001-B1
2001-A1	2001-B2
2001-A2	2002-B1
2001-A6	2003-B1
2001-A7	2004-B1
2002-A1	2004-B2
2002-A4	2005-B1
2002-A8	2006-B1
2002-A10	2006-B2
2003-A1
2003-A2
2003-A3	Class C
2003-A4
2003-A5	2001-C1
2003-A6	2001-C3
2003-A7	2002-C1
2003-A8	2002-C2
2003-A9	2002-C3
2003-A10	2003-C1
2003-A11	2003-C2
2004-A1	2003-C3
2004-A3	2003-C4
2004-A4	2004-C1
2004-A7	2005-C1
2004-A8	2005-C2
2005-A2	2005-C3
2005-A3	2005-C5
2005-A4	2005-C6
2005-A5	2006-C1
2005-A6	2006-C2
2005-A7	2006-C4
2005-A8
2005-A9
2005-A10
2006-A1
2006-A2
2006-A3
2006-A4
2006-A5
2006-A6
2006-A7
2006-A8